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              Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated December 1, 1995 with respect to Aon Asset Management Fund, Inc. in the Registration Statement (Form N-1A) and related Prospectuses of Aon Asset Management Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-43133) and in this Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6422).





                                                /s/ ERNST & YOUNG LLP
                                                ---------------------
                                                ERNST & YOUNG LLP

Richmond, Virginia
February 28, 1996